AMERICAN MINING CORPORATION COMPLETES INITIAL $500,000 PAYMENT TO WIN-ELDRICH FOR MODIFICATION AND EXPANSION OF THE ASHDOWN MILL

RENO, NV--(Marketwire - Jul 5, 2011) - American Mining Corporation ("AMC"), a Nevada corporation (OTCQB: AMCM) and Win-Eldrich Gold Inc. ("WEG"), a wholly owned subsidiary of Win-Eldrich Mines Limited ("WEX") (TSX-V), are pleased to announce that AMC has completed the initial cash payment of US$500,000 towards a joint venture with WEG.

Under the terms of a letter of intent dated March 24, 2011, WEG will contribute the currently operating Ashdown milling facility, located in northern Nevada, to the joint venture, while AMC has agreed to provide an additional US$1.5 million in operating capital, along with a 100 ton-per-day mill circuit. Once completed, the planned improvements will double the productive capacity of the Ashdown mill to 200 tons-per-day. The joint venture will utilize the expanded facility for contract milling of existing high grade gold resources, with WEG and AMC sharing equally in the operating cash flow.

In addition to its obligations under the joint venture, AMC will be adding its 750 kg large-format plasma furnace and additional refining equipment to the Ashdown facility. With a heating capacity of more than 4000 C, the furnace will enable the production of gold dor and the smelting of other precious, platinum group and rare earth metals.

"We are pleased to see our mutual efforts progress and look forward to our continuing growth with Win Eldrich," said Gary MacDonald, CEO of AMC. "The Ashdown joint venture, along with continued developments of our 16 to 1 mill site at Silver Peak, Nevada, bring us closer to implementing our business model as a precious metals producer."

Perry Muller, CEO of WEX, noted the following: "We can now begin to finalize ore contracts, amend existing permits and begin adding capacity. Cash generated by our existing molybdenum operation combined with contract processing of third party ores will increase WEX's income, enabling WEX to expand development of its molybdenum reserves and begin to develop its gold resources at Ashdown. Since our underground mine infrastructure is already in-place, we anticipate rapid capital cost recovery which will, in turn, facilitate development of our identified gold resources."

FOR FURTHER INFORMATION, CONTACT:

Gary McDonald, President, CEO of American Mining Corporation, at (888) 505-5808.
Website: www.americanminingcorp.com/

ABOUT AMERICAN MINING CORPORATION

American Mining Corporation is a "production based" mineral exploration and mine development company that explores, acquires, and develops advanced stage properties. The Company operates from an advanced business model, which it has developed for the purposes of diversifying the financial risks commonly associated with exploration and mining. Revenue from its own milling and refining operations are utilized to acquire and advance additional projects.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements including, but not limited to, our ability to maintain our website and associated computer systems, our ability generate sufficient market acceptance for our shipping products and services, our inability to generate sufficient operating cash flow, and general economic conditions. Readers are urged to carefully review and consider the various disclosures made by us in the our reports filed with the Securities and Exchange Commission, including those risks set forth in the Company's Current Report on Form 8-K filed on June 7, 2011, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.